UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

As previously announced on the TransDigm Group Incorporated (the “Company”) (NYSE: TDG) November 9, 2017 earnings call, the U.S. Department of Justice has been investigating the Company’s acquisition of SCHROTH Safety Products, which closed on February 22, 2017.
Although TransDigm respectfully disagrees with the Department of Justice’s position, the Company decided that given the size of the deal, the expense and burden of continued investigation and the uniqueness of the situation, that it was prudent to settle the matter and agree to divest the SCHROTH business.
Therefore, after running a lengthy search and evaluation process to identify a buyer and working with the Department of Justice, the Company has agreed to sell SCHROTH Safety Products in a management buyout (MBO) to Perusa Partners Fund 2, L.P., a private equity fund advised by Perusa GmbH, as majority shareholder, as well as dedicated SCHROTH managers from both Germany and the U.S.
The Department of Justice has accepted this proposal, which is subject to court approval. The transaction is subject to customary closing conditions and regulatory approvals.
A copy of the December 21, 2017 press release announcing the proposed divestiture of SCHROTH and the Department of Justice's acceptance of this proposal is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated December 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: December 21, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 21, 2017